UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2024

NASCENT PHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-5573	33-1600116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway, Suite 120

Hicksville, NY 11801

(Address of principal executive offices, including zip code)

(516) 595-9544

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 25, 2024, Can B Corp. (“Can B”) announced that it had created a new public holding company, Nascent Pharma Holdings, Inc. (“Nascent”), by implementing a holding company reorganization (the “Nascent Merger”). Following the Nascent Merger, Nascent, a Florida corporation, became the successor issuer to Can B, a Florida corporation. This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of establishing Nascent as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of the Common Stock, no par value, of Nascent, as successor issuer, are deemed registered under Section 12(g) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Agreement and Plan of Merger and Consummation of Holding Company Reorganization

On October 25, 2024, Can B implemented a holding company reorganization pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 25, 2024, among Can B, Nascent and Nascent Merger Sub, a Florida corporation (“Merger Sub”), which resulted in Nascent owning all of the outstanding capital stock of Can B. Pursuant to the Nascent Merger, Merger Sub, a direct, wholly owned subsidiary of Nascent and an indirect, wholly owned subsidiary of Can B, merged with and into Can B, with Can B surviving as a direct, wholly owned subsidiary of Nascent. Each share of each class of Can B stock issued and outstanding immediately prior to the Nascent Merger automatically converted into an equivalent corresponding share of Nascent stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Can B stock being converted. Accordingly, upon consummation of the Nascent Merger, Can B’s stockholders immediately prior to the consummation of the Nascent Merger became stockholders of Nascent. The stockholders of Can B will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the Nascent Merger.

The Nascent Merger was conducted pursuant to Section 607.11045 of the Florida Business Corporation Act (the “FBCA”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock occurred automatically without an exchange of stock certificates. After the Nascent Merger, unless exchanged, stock certificates that previously represented shares of a class of Can B stock now represent the same number of shares of the corresponding class of Nascent stock Immediately after consummation of the Nascent Merger, Nascent has, on a consolidated basis, the same assets, businesses and operations as Can B had immediately prior to the consummation of the Nascent Merger.

As a result of the Nascent Merger, Nascent became the successor issuer to Can B pursuant to 12g-3(a) of the Exchange Act and as a result the shares of Nascent Common Stock are deemed registered under Section 12(g) of the Exchange Act.

In connection with the Nascent Merger, Can B notified the Financial Industry Regulatory Authority (“FINRA”) that it planned to complete the Nascent Merger and, in connection therewith, requested that a new trading symbol be assigned to Nascent. FINRA requested that a new notice be submitted to FINRA after the Nascent Merger is completed. As a result, the change in issuer name and trading symbol on the OTCQB Market will not occur until FINRA completes the processing of the name change and assigns Nascent a trading symbol.

The foregoing descriptions of the Nascent Merger and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and which is incorporated by reference herein.

Item 3.03.	Material Modification of Rights of Securityholders.

Upon consummation of the Nascent Merger, each share of each class of Can B stock issued and outstanding immediately prior to the Nascent Merger automatically converted into an equivalent corresponding share of Nascent stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Can B stock that was converted.

The information set forth in Item 1.01 and Item 5.03 is hereby incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The officers and directors of Nascent are the same as the officers and directors of Can B upon consummation of the Nascent Merger.

The following persons are the directors and executive officers of Nascent upon consummation of the Nascent Merger with the following positions and titles:

Name	Age	Position

Marco Alfonsi	63	CEO, Director and Chairman
Stanley L. Teeple	75	CFO, Secretary and Director
Frederick Alger Boyer, Jr.	55	Independent Director
James F. Murphy	76	Independent Director

Marco Alfonsi, CEO and Chairman Director has been a financial service professional for the past 20 years. Mr. Alfonsi was appointed director and CEO of Can B in or around January 2015. Immediately prior to that, he spent eight years serving as the CEO of Prosperity Systems, Inc. Throughout his career, Mr. Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Mr. Alfonsi has owned, operated, financed and sold several businesses. Mr. Alfonsi successfully started and managed two companies (ExecuteDirect.com, and Bakers Express of New York, Inc.), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

Stanley L. Teeple –Mr. Teeple, CFO, Secretary, Director, was engaged from 2017-2018 with Solis Tek, Inc. (OTCQB:SLTK) a California based publicly traded corporation as Senior Vice President, Corporate Secretary , and Chief Compliance Officer. Solis Tek, Inc. a NV Corporation, is a developer of lighting and nutrient products, and most recently in cultivation and processing for the cannabis industry. Previously, from 2015-2016 Mr. Teeple was Chief Financial Officer and Secretary for Zonzia Media, Inc. (OTC:ZONX), a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern US. From 2008 to 2014 Mr. Teeple was Chief Financial Officer and Secretary of Indigo-Energy, Inc. (OTC:IDGG) a publicly traded company in the oil and gas exploration business. Over the prior three plus decades Mr. Teeple through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

Frederick Alger Boyer, Jr. Independent Director, is President & CEO of Advance Care Medical, Inc. - Mr. Boyer has over 25 years of Wall Street experience having worked on both the investment side as well as the banking side of the business Most recently he served as Head of Equities for the New York based investment bank H.C. Wainwright & Co. where he had overseen efforts in capital markets, sales, and trading. Prior to that he worked and or supervised teams at Rodman & Renshaw, Oppenheimer, Piper Jaffray, and Credit Suisse in New York, San Francisco, and Minneapolis. In his various roles he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses and is a graduate of the University of California at Berkeley.

James F. Murphy, Independent Director, brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI’s administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Nascent Merger, Nascent’s Board of Directors approved the Nascent Articles of Incorporation and adopted the Bylaws of Nascent (the “Nascent Bylaws”) that each contains provisions substantially identical to those of Can B immediately prior to the consummation of the Nascent Merger, except for the change of the name of the corporation as permitted by Section 607.11045 of the FBCA. Prior to the consummation of the Nascent Merger, the sole stockholder of Nascent approved the adoption of the Nascent Articles of Incorporation. The Nascent Articles of Incorporation were filed with the Florida Secretary of State on September 13, 2024.

The foregoing descriptions of the Nascent Articles of Incorporation and the Nascent Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Nascent Articles of Incorporation and the Nascent Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 24, 2024, Nascent adopted a Code of Business Conduct and Ethics (the “Code”) that was approved by the Board of Directors on October 25, 2024, and which applies to all directors, officers and employees of Nascent and its subsidiaries and controlled affiliates.

The description of the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Form 8-K. The Code is available on Nascent’s website at www.nascentpharmallc. Nascent will post amendments to the Code or waivers of the Code for directors and executive officers on the same website.

Item 8.01.	Other Items.

Successor Issuer

In connection with the Nascent Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Nascent is the successor issuer to Can B and has succeeded to the attributes of Can B as the registrant. Shares of Nascent Common Stock are deemed to be registered under Section 12(g) of the Exchange Act, and Nascent is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Nascent hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 25, 2024, by and among Can B Corp., Nascent Pharma Holdings, Inc. and Nascent Merger Sub

3.1	Articles of Incorporation of Nascent Pharma Holdings, Inc.

3.2	Bylaws of Nascent Pharma Holdings, Inc.

10.1	Compensation Plan Agreement, dated October 25, 2024 between Can B Corp. and Nascent Pharma Holdings, Inc.

10.2	Nascent Pharma Holdings, Inc. Incentive Stock Option Plan

14.1	Code of Business Conduct and Ethics of Nascent Pharma Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT PHARMA HOLDINGS, INC.

Date: October 28, 2024	/s/ Marco Alfonsi
Marco Alfonsi
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 25, 2024, by and among Can B Corp., Nascent Pharma Holdings, Inc. and Nascent Merger Sub

3.1	Articles of Incorporation of Nascent Pharma Holdings, Inc

3.2	Bylaws of Nascent Pharma Holdings, Inc.

10.1	Compensation Plan Agreement, dated October 25, 2024 between Can B Corp. and Nascent Pharma Holdings, Inc.

10.2	Nascent Pharma Holdings, Inc. Incentive Stock Option Plan

14.1	Code of Business Conduct and Ethics Nascent Pharma Holdings, Inc.